EXHIBIT 99.1

Hubbell Incorporated Prices Offering of Senior Notes Due 2028

SHELTON, CT (January 31, 2018) — Hubbell Incorporated (NYSE: HUBB) (“Hubbell” or the “Company”) today announced that it has successfully priced an offering of $450 million aggregate principal amount of 3.500% senior notes maturing in 2028.

The offering is expected to close on February 2, 2018, subject to customary closing conditions. Net proceeds from the offering, together with cash on hand and proceeds from (i) borrowings under the Company’s term loan facility and (ii) borrowings under the Company’s revolving credit facility and/or issuances of commercial paper, are expected to be used to finance the acquisition of Meter Readings Holding Group, LLC (“Aclara”), the repayment of certain existing indebtedness of Aclara and its subsidiaries and the transactions contemplated by or related to, and the payment of the fees, costs and expenses in connection with, the foregoing.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and HSBC Securities (USA) Inc. acted as joint book-running managers for the offering.

Hubbell has filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”), including a prospectus for the offering to which this press release relates. The registration statement became effective upon filing. You should read the prospectus in that registration statement, any applicable prospectus supplement and the other documents that Hubbell has filed with the SEC for more complete information about the Company and this offering before making any investment decision. A copy of any prospectus or prospectus supplement relating to any such transaction may be obtained for free from the SEC’s website at www.sec.gov. Copies of the prospectus and the prospectus supplement can be obtained by contacting J.P. Morgan Securities LLC at 383 Madison Ave. New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or calling collect at 212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at dg.prospectus_requests@baml.com or calling toll-free 1-800-294-1322, or HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attention: Transaction Management Group, or calling toll-free at 866-811-8049.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes described herein or any other securities, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Hubbell

Hubbell is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2017 revenues of $3.7 billion, Hubbell operates manufacturing facilities in the United States and around the world.

Forward Looking Statements

This press release may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning certain plans, expectations, goals, projections, and statements about the benefits of the proposed acquisition, the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “target”, “believe”, “continues”, “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations”, “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company’s current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of productivity improvements and cost reduction actions; pension expense; effects of unfavorable foreign currency exchange rates; price and material costs; general economic and business conditions; the impact of and the ability to complete strategic acquisitions and integrate acquired companies; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; the possibility that the proposed transaction does not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; diversion of management’s attention from ongoing business operations and opportunities; the Company’s ability to complete the acquisition and integration of Aclara successfully; litigation relating to the transaction; the impact of recently enacted U.S. tax legislation; and other factors described in the Company’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016

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Contact:	Jonathon Murphy
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, Connecticut 06484
(475) 882-4000

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